                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section  240.14a-11(c) or Section
         240.14a-12

                    STEWART INFORMATION SERVICES CORPORATION
                (Name of Registrant as Specified in its Charter)

                    STEWART INFORMATION SERVICES CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies: N/A
         2)      Aggregate number of securities to which transaction applies:
                 N/A
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
         4)      Proposed maximum aggregate value of transaction:  N/A
         5)      Fee paid previously with preliminary materials:  N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:  N/A
         2)      Form, Schedule or Registration Statement No.:  N/A
         3)      Filing Party:  N/A
         4)      Date Filed:  N/A
         5)      Total fee paid:  N/A

                    STEWART INFORMATION SERVICES CORPORATION

                            1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 25, 1997

    Notice is hereby given that the Annual Meeting of the Stockholders of Stewart Information Services Corporation, a Delaware corporation (the "Company"), will be held on Friday, April 25, 1997, at 9:00 A.M. in the Independence Room on the eleventh floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, for the following purposes:

         (1) To elect directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

         (2) To consider and act upon a proposal to adopt the Company's 1997 Stock Plan for Region Managers.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The holders of record of Common Stock and Class B Common Stock of the Company at the close of business on February 28, 1997 will be entitled to vote at the meeting.

                                             By Order of the Board of Directors,

                                             Max Crisp

                                             Secretary



March 26, 1997



                                   IMPORTANT

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                    STEWART INFORMATION SERVICES CORPORATION

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1997

    This Proxy Statement is furnished to the stockholders of Stewart Information Services Corporation (the "Company"), 1980 Post Oak Boulevard, Houston, Texas 77056 (Tel. No. 713/625-8100), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting of stockholders to be held on Friday, April 25, 1997, at 9:00 A.M. in the Independence Room on the eleventh floor of the Company's offices, 1980 Post Oak Boulevard, Houston, Texas, and any adjournment thereof.

    Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting. This Proxy Statement is being mailed on or about March 26, 1997 to stockholders of record at the close of business on February 28, 1997 (the "Record Date").

    At the close of business on the Record Date, there were outstanding and entitled to vote 6,279,337 shares of Common Stock and 525,006 shares of Class B Common Stock, and only the holders of record on such date shall be entitled to vote at the meeting. As long as 300,000 or more shares of Class B Common Stock are issued and outstanding, at each election of directors the Common Stock and Class B Common Stock are voted as separate classes. Shares of the Company's Class B Common Stock are convertible on a one-for-one basis into shares of the Company's Common Stock.

    The holders of Common Stock, voting as a class, are entitled to elect five of the nine directors of the Company. Each share of Common Stock is entitled, at the option of the person voting such share, either to cast one vote per share for each of the five directors to be elected by the holders of the Common Stock or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees. The enclosed form of proxy provides a means for stockholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If authority to vote for four or fewer of the nominees is withheld, and if there are nominees other than management nominees for the directorships to be filled by the holders of the Common Stock, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which authority to vote is not withheld. If there are no nominees for the five positions to be elected by the holders of Common Stock other than the management nominees set forth herein, it is the intention of the persons named in the enclosed proxy to allocate the votes represented by the proxy evenly among the management nominees. If there should be any additional nominees for such positions, then the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, then the persons named in the enclosed proxy will have discretion as to which of such nominees may be elected.

    Unless a holder of Common Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's by-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

    The holders of Class B Common Stock, voting as a class, are entitled to elect the remaining four of the nine directors of the Company. Each holder of Class B Common Stock has the right to vote, in person or by proxy, the number of shares owned by him for the four directors to be elected by the holders of Class B Common Stock and for whose election he has a right to vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of the Record Date with respect to persons known to the Company to be the beneficial owners of more than 5% of either class of the Company's voting shares:

                                                                                   AMOUNT AND NATURE OF      PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER          TITLE OF CLASS                      BENEFICIAL OWNERSHIP        CLASS
-------------------------------------        --------------------                  --------------------        -----
Malcolm S. Morris                            Class B Common Stock                         262,503               50.0
 3992 Inverness
 Houston, Texas 77019

Stewart Morris, Jr.                          Class B Common Stock                         262,503               50.0
 #8 West Rivercrest
 Houston, Texas 77042

FMR Corp.                                        Common Stock                             543,900(1)            8.7
 82 Devonshire Street
 Boston, Massachusetts 02109

Ryback Management Corporation                    Common Stock                             511,850(2)            8.2
 7711 Carondelet Ave., Ste. 700
 St. Louis, Missouri 63105

Third Avenue Value Fund                          Common Stock                             445,800(3)            7.1
 767 Third Avenue
 New York, New York 10017

Brookhaven Capital Management Co., Ltd           Common Stock                             412,223(4)            6.6
 3000 Sandhill Road, Suite 130
 Menlo Park, California 94025

-----------------
(1) With respect to all such shares, FMR Corp. has no voting power and sole investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G filed February 13, 1997.

(2) Ryback Management Corporation has sole voting and investment power with respect to 500,000 of such shares and shared voting and investment power with respect to 11,850 of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G filed January 29, 1997.

(3) With respect to all such shares, Third Avenue Value Fund has sole voting and investment power. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13G filed February 13, 1997.

(4) Brookhaven Capital Management Co., Ltd has sole voting and investment power with respect to 9,000 of such shares and shared voting and investment power with respect to 403,223 of such shares. Information with respect to the ownership of such stockholder was obtained from its report on Schedule 13D dated December 21, 1994.

     The holders of the Class B Common Stock have entered into an agreement intended to maintain an equal ownership of shares of Common Stock and Class B Common Stock by Carloss Morris and Malcolm S. Morris, collectively, and by Stewart Morris and Stewart Morris, Jr., collectively. Such agreement also provides for rights of first refusal with respect to Class B Common Stock among themselves in the event of the death, voluntary or involuntary disposition of the shares of Class B Common Stock and upon certain other specified conditions. In addition, the agreement provides that the parties will not sell their Class B Common Stock or convert their Class B Common Stock into Common Stock prior to January 2005.

    The following table sets forth information as of the Record Date with respect to each class of the Company's voting shares beneficially owned by executive officers, directors and nominees for director of the Company and by all officers, directors and nominees for director of the Company as a group:

                                                        AMOUNT AND NATURE OF       PERCENT
       NAME                      TITLE OF CLASS        BENEFICIAL OWNERSHIP(1)      CLASS
-----------------------        --------------------    -----------------------      -----
Carloss Morris                    Common Stock                  71,650                1.1


Stewart Morris                    Common Stock                  64,278                1.0


Malcolm S. Morris                 Common Stock                  78,000(2)             1.2
                              Class B Common Stock             262,503               50.0


Stewart Morris, Jr.               Common Stock                  48,000(3)              (4)
                              Class B Common Stock             262,503               50.0


Max Crisp                         Common Stock                  10,500(5)              (4)


C. M. Hudspeth                    Common Stock                  26,775(6)              (4)


Nita B. Hanks                     Common Stock                     183                 (4)

Paul W. Hobby                     Common Stock                     375                 (4)

Dr. E. Douglas Hodo               Common Stock                     375                 (4)

Dr. W. Arthur Porter              Common Stock                     375                 (4)

Lloyd Bentsen, III                Common Stock                   1,875                 (4)


All officers and directors        Common Stock                 302,386                4.8
 as a group (11 persons)      Class B Common Stock             525,006              100.0


-------------
(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Consists of 78,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).

(3) Consists of 48,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).

(4)  Less than 1%.

(5) Includes 9,000 shares subject to stock options (see "Executive Compensation--Option Grants and Exercises" at page 7).

(6) Includes 1,275 shares as to which C. M. Hudspeth has sole voting and investment power and 25,500 shares owned by C. M. Hudspeth's wife and as to which he has no voting and no investment power.

                             ELECTION OF DIRECTORS

    At the meeting, nine directors (constituting the entire Board of Directors) are to be elected. The holders of Common Stock are entitled to elect five directors, and the holders of Class B Common Stock are entitled to elect four directors. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are elected and qualify. All officers of the Company hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are elected and qualify.

    During 1996, the Board of Directors held five meetings and executed two consents in lieu of meetings. No director attended fewer than 80% of such meetings. The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Company has no nominating committee of the Board of Directors.

    The Executive Committee may exercise all of the powers of the Directors, except those specifically reserved to the Board of Directors by law, and is comprised of Carloss Morris, Stewart Morris, Max Crisp and C. M. Hudspeth. During 1996, the Executive Committee held five meetings at which all members were present and executed 27 consents in lieu of meetings.

    It is the duty of the Audit Committee to (i) review, with the Company's independent auditors, the scope of the annual audit, (ii) review the independent auditors' management letter and (iii) meet with the Company's internal auditors. The Audit Committee is comprised of C. M. Hudspeth, Dr. E. Douglas Hodo and Lloyd Bentsen III. During 1996, the Audit Committee held two meetings at which all members were present.

    See "Executive Compensation--Compensation Committee" at page 10 for information with respect to the Company's Compensation Committee.

COMMON STOCK

    The following persons have been nominated to fill the five positions to be elected by the holders of Common Stock. Each was elected by the holders of the Common Stock at the annual meeting of stockholders held in 1996. It is the intention of the persons named in the proxy for the holders of Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                                                      DIRECTOR SINCE
------------------------------------------                                                    ----------------
Nita B. Hanks, 43, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1990
Dr. E. Douglas Hodo, 62, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1988
Paul W. Hobby, 36, Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1989
Max Crisp, 62, Vice President-Finance, Secretary, Treasurer and Director  . . . . . . . . .          1970
C. M. Hudspeth, 77, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1976


    Mrs. Hanks has been a Senior Vice President of Stewart Title Guaranty Company ("Guaranty"), a subsidiary of the Company, since May 1990 and a Vice President of Guaranty since 1981.

    Dr. Hodo served as Dean of the College of Business at the University of Texas-San Antonio from September 1972 to May 1987. Dr. Hodo is currently serving as President of Houston Baptist University and has served in such capacity since June 1, 1987. Dr. Hodo is also a director of the United Services Group of funds.

    Mr. Hobby practiced law with the firm of Fulbright & Jaworski L.L.P. from 1986 until October 1989. Mr. Hobby served as an Assistant U.S. Attorney, Houston, Texas, from November 1989 to May 1992. He was on leave from such position during the first six months of 1991, during which time he served as Chief of Staff of the Lieutenant Governor of Texas. Since May 1992 Mr. Hobby has served as Vice President of H & C

Communications. Mr. Hobby has also served since 1995 as Chairman of Columbine JDS Systems, Inc., a media software company.

    Mr. Crisp has served as Vice President-Finance of the Company since 1970, as Treasurer since 1971 and as Secretary since 1973.

    Mr. Hudspeth has been of counsel to the law firm of DeLange & Hudspeth, L.L.P., Houston, Texas, for more than the past five years. Mr. Hudspeth is a Trustee Emeritus of Rice University, Houston, Texas.

CLASS B COMMON STOCK

    The following persons have been nominated to fill the four positions to be elected by the holders of Class B Common Stock. Each was elected by the holders of the Class B Common Stock at the annual meeting of stockholders held in 1996. It is the intention of the persons named in the proxy for the holders of Class B Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified. The management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors of the Company.

NOMINEE, AGE AND POSITION WITH THE COMPANY                                                      DIRECTOR SINCE
------------------------------------------                                                      --------------
Carloss Morris, 81, Co-Chief Executive Officer and Chairman of the Board of Directors . . .          1970
Stewart Morris, 77, Co-Chief Executive Officer, President and Director  . . . . . . . . . .          1970
Dr. W. Arthur Porter, 55, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1993
Lloyd Bentsen, III, 52, Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1995

    Carloss Morris and Stewart Morris have served as Co-Chief Executive Officers of the Company since 1975.

    Carloss Morris and Stewart Morris are brothers. Stewart Morris, Jr., an officer of the Company, is the son of Stewart Morris and a nephew of Carloss Morris. Malcolm S. Morris, an officer of the Company, is the son of Carloss Morris and a nephew of Stewart Morris.

    Dr. Porter has served as President and Chief Executive Officer of Houston Advanced Research Center, a non-profit research consortium, for more than the past five years. He also has served as an Adjunct Professor of Electrical Engineering at Rice University since 1989. Dr. Porter is also a director of Electro Scientific Industries, Inc., Portland, Oregon.

    Mr. Bentsen served as an Advisory Director of the Company from 1992 until his election to the Board of Directors in 1995. Mr. Bentsen is a general partner and co-founder of Triad Ventures, a group of venture capital funds with over $50 million of capital that seeks to invest in Texas-based emerging growth companies. Prior to founding his venture capital firm in 1979, Mr. Bentsen spent ten years with Rotan Mosle, Inc., a regional investment banking firm, as a member of the corporate finance department. Mr. Bentsen is a graduate of Princeton University and holds an MBA from Stanford University.

    Carloss Morris, Stewart Morris, Malcolm S. Morris and Stewart Morris, Jr., acting together, have the power to direct the management and policies of the Company. Accordingly, they may be deemed to be "control persons" as such term is used in regulations adopted under the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table summarizes compensation information concerning each of the Company's executive officers for each of the three years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION

                                             ANNUAL COMPENSATION                (AWARDS)
                                  ----------------------------------------    -------------
                                                                                 STOCK       ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR        SALARY           BONUS          OPTIONS     COMPENSATION
--------------------------------  ---------    ------------    -----------    -------------  -------------
                                                  ($)             ($)         (# shares)        ($)
Carloss Morris                      1996          135,000        211,305             --           28,310(1)

  Chairman of the Board and         1995          130,000        160,000             --           22,824

  Co-Chief Executive Officer(2)     1994          130,000        160,000             --           20,845


Stewart Morris                      1996          135,000        211,305             --           19,470(3)

  President and                     1995          130,000        160,000             --           17,966

  Co-Chief Executive Officer(4)     1994          130,000        160,000             --           15,778


Stewart Morris, Jr.                 1996          130,000        218,075           10,000          4,416(5)

  Senior Executive Vice Presi-      1995          125,000        117,790            8,000          5,245

  dent--Assistant President(6)      1994          125,000        144,130             --            3,418


Malcolm S. Morris                   1996          130,000        218,075           10,000          3,951(7)

  Senior Executive Vice Presi-      1995          125,000        117,790            8,000          4,427

  dent--Assistant Chairman(8)       1994          125,000        144,130             --            3,828


Max Crisp                           1996          140,000         94,460            5,000          7,670(9)

  Vice President--Finance(10)       1995          139,900         67,775            4,000          8,374

                                    1994          133,860         64,856             --            7,882


--------------------------
(1) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,425) and $25,885, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see"--Insurance" at page 8).

(2) Carloss Morris is also a director of the Company, Chairman of the Executive Committee of Guaranty and Vice Chairman of the Executive Committee of Stewart Title Company ("Title"), a subsidiary of the Company.

(3) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,425) and $17,045, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company (see"--Insurance" at page 8).

(4) Stewart Morris is also a director of the Company, Chairman of the Executive Committee of Title and Vice Chairman of the Executive Committee of Guaranty.

(5) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,750) and $1,666, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(6) Stewart Morris, Jr., age 48, is also President and Chief Executive Officer of Title and Chairman of the Board of Guaranty.

(7) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($900) and $2,051, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(8) Malcolm S. Morris, age 50, is also President and Chief Executive Officer of Guaranty and Chairman of the Board of Title.

(9) Consists of matching contributions to the Company's 401(k) plan ($1,000), director's fees ($1,425) and $5,425, representing the portion of insurance premiums paid by the Company with respect to term life insurance plus the dollar value of the benefit of the remainder of life insurance premiums paid by the Company.

(10) Max Crisp is also Secretary, Treasurer and a Director of the Company and Vice President-Finance of Guaranty and Title.

    Each executive officer of the Company holds office until the regular meeting of directors following the annual meeting of stockholders or until his successor is elected and qualifies.

OPTION GRANTS AND EXERCISES

         The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1996 to each of its executive officers. All such grants were made on February 26, 1996, under the terms of the Company's 1995 Stock Option Plan. The Company did not grant any stock appreciation rights during such year. The hypothetical values on the date of grant of stock options granted in 1996 shown below are presented pursuant to the rules of the Securities and Exchange Commission and are calculated under the modified Black-Scholes Model (the "Model") for pricing options. This hypothetical value of options trading on the stock markets bears little relationship to the compensation cost to the Company or potential gain realized by an optionee. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock issuable under the stock option at the time the stock options are exercised. There is no assurance that the hypothetical present values of stock options reflected in this table actually will be realized.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1996

                                                   INDIVIDUAL GRANTS
                              -----------------------------------------------------------------
                                              PERCENT OF
                                             TOTAL OPTIONS
                                                GRANTED                                                   GRANT DATE
                                 OPTIONS     TO EMPLOYEES           EXERCISE          EXPIRATION           PRESENT
             NAME                GRANTED        IN 1996               PRICE              DATE               VALUE(1)
----------------------------  ------------   ------------           ---------         -----------         --------
                               (# shares)             (%)              ($)                                ($)
Carloss Morris  . . . . .           --               --                --                  --                  --
Stewart Morris  . . . . .           --               --                --                   --                 --
Stewart Morris, Jr. . . .        10,000(2)             26              20.88          Feb. 26, 2006        88,950

Malcolm S. Morris . . . .        10,000(2)             26              20.88          Feb. 26, 2006        88,950
Max Crisp . . . . . . . .         5,000(3)             13              20.88          Feb. 26, 2006        44,475

_________

(1) The grant date present values are calculated under the Model. The Model is a mathematical formula used to value stock options and is based on the stock's historical volatility, dividend rate, option term and risk-free rate of return. The grant date present value does not reflect any discount with respect to prohibitions on transfer.

(2) The options become exercisable as follows: 2,080 shares on February 26, 1996, 4,789 shares on January 1, 1997 and 3,131 shares on January 1, 1998.

(3) The options become exercisable as follows: 4,789 shares on February 26, 1996 and 211 shares on January 1, 1997.

    The following table sets forth information concerning each exercise of stock options during the year ended December 31, 1996 by each of its executive officers and the value of unexercised options at December 31, 1996. The Company has not issued any tandem or freestanding stock appreciation rights.

   AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                                                                NUMBER OF                 VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                                                           AT DECEMBER 31, 1996           AT DECEMBER 31, 1996
                       SHARES ACQUIRED     VALUE       ----------------------------    ----------------------------
          NAME           ON EXERCISE     REALIZED      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------  ---------------   --------      ------------    -------------    -----------       ----------
                         (# shares)        ($)        (# shares)       (# shares)           ($)            ($)

Carloss Morris                  --             --             --             --            --              --
Stewart Morris                  --             --             --             --            --              --
Stewart Morris, Jr.             --             --           40,080          7,920       357,502              0
Malcolm S. Morris               --             --           70,080          7,920       705,004              0
Max Crisp                       --             --            8,789            211         5,000              0

COMPENSATION OF DIRECTORS

    Directors of the Company, other than employees of the Company, receive an annual retainer of $7,500 and directors' fees of $2,000 per meeting attended. Directors of the Company who are employees receive directors' fees of $150 per meeting. Members of the Audit Committee and members of the Compensation Committee who are not employees of the Company receive $1,000 per meeting attended. No additional amounts are paid to members of the Executive Committee for their services as such. Mr. Hudspeth receives aggregate annual fees of $36,000 for his services as a director and member of each of the committees of the Board of Directors. Pursuant to the Stewart Information Services Corporation 1996 Directors' Stock Plan (the "1996 Plan"), each non-employee Director receives, in addition to the annual retainer and per meeting fees described above, an annual award of shares of Common Stock of the Company valued at $7,500 based on the fair market value of the Common Stock on the date of the award.

DEFERRED COMPENSATION AGREEMENTS

    On March 10, 1986, the Company entered into a Deferred Compensation Agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp (individually, a "Beneficiary"). Pursuant to such agreements, a Beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each Beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a Beneficiary's employment with the Company is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a Beneficiary under certain insurance policies currently maintained by the Company will reduce payments due to such Beneficiary under his Deferred Compensation Agreement.

INSURANCE

    The Company is a party to Life Insurance Coverage Agreements dated December 1, 1993, with Carloss Morris and Stewart Morris under which the Company has agreed to maintain $1,000,000 of life insurance coverage on the lives of each of them, with death benefits payable to their designated beneficiaries. Pursuant to such agreements, the Company has purchased Split Dollar life insurance policies ("SD Policies") for which the Company pays annual premiums of $55,776 and $42,000 for the SD Policies on the lives of Carloss Morris and Stewart Morris, respectively. Premiums under the SD Policies will be returned to the Company from the proceeds of death benefits under the SD Policies. In 1996, the net death benefits to Carloss Morris and Stewart Morris under the SD policies were $665,344 and $748,000, respectively, and such benefits will decline annually by the amount of the premiums paid by the Company. The net death benefit under each SD Policy will also be affected by annual earnings under such policy. The Company currently anticipates that (i) the net death benefit under the SD Policies will decline to approximately $400,000 for Carloss Morris by the year 2000 and $400,000 for Stewart Morris by the year 2004 and (ii) the SD Policies will require no further premium payments after the year 1999.

    Prior to 1994, the Company established two paid up life insurance policies having no cash surrender value and providing death benefits of $890,954 and $769,873 to the beneficiaries of Carloss Morris and Stewart Morris, respectively. No premiums were paid by the Company under such policies in 1996; however, pursuant to applicable federal income tax regulations, taxable income attributable to the such policies in 1996 of $40,199 and $34,736 was incurred by Carloss Morris and Stewart Morris, respectively.

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return of the Russell 2000 Index and the Russell 2000 Financial Services Sector Index (which includes the Company and its major publicly owned competitors) for five years ended December 31, 1996. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   AMONG THE COMPANY, RUSSELL 2000 AND RUSSELL 2000 FINANCIAL SERVICES SECTOR







                                                            AT DECEMBER 31,
                                        ------------------------------------------------------------
                                           1991      1992      1993      1994      1995       1996
                                        ---------  --------  --------  --------  --------- ---------
Company . . . . . . . . . . . . . . .    $ 100.00  $ 151.09  $ 223.25  $ 173.66  $  245.41 $  239.66

Russell 2000  . . . . . . . . . . . .      100.00    118.41    140.80    138.24     177.55    206.83

Russell 2000 Financial Services Sector     100.00    148.05    181.98    183.10     254.25    327.56


COMPENSATION COMMITTEE

    Compensation Committee Interlocks and Insider Participation

    It is the duty of the Compensation Committee to approve the compensation of the executive officers. The Compensation Committee is comprised of C. M. Hudspeth, Paul W. Hobby and Dr. W. Arthur Porter. During 1996, the Compensation Committee held two meetings at which all members were present.

    During 1996, the Company and its subsidiaries paid a total of $171,537 to the law firm of DeLange & Hudspeth, L.L.P. C. M. Hudspeth is of counsel to such firm.

    Compensation Committee Report on Executive Compensation

To the Board of Directors of
Stewart Information Services Corporation:

                         COMPENSATION COMMITTEE REPORT

    Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee") is responsible for the oversight and administration of the Company's executive compensation program. The Committee reviews the compensation program of the Company during each year as it deems necessary. The objective of the Committee is to provide executive officers of the Company with a compensation package that is fair and reasonable based on their individual levels of responsibility and performance in relation to the compensation of executive officers of other publicly held companies in the title insurance and comparable industries. In making its determinations as to the reasonableness of the Company's executive compensation, the Committee relies in part on the advice of a nationally recognized, independent compensation consulting firm.

    The principal elements of the Company's executive compensation program are an annual salary, an annual cash bonus and stock option grants to officers of the Company other than the co-chief executive officers. The Company also provides life insurance to each of its executive officers.

    Base Salary. For 1996, the Committee increased the base salary levels for executive officers by an aggregate of approximately 3.1%. The base salaries of each of the Company's co-chief executive officers was increased from $130,000 in 1995 to $135,000 in 1996. Historically, base salaries of the Company's executive officers have remained relatively stable from year to year. Base salaries are set at levels deemed reasonable by the Committee based upon its subjective evaluation of the executive officer's level of responsibility.

    Annual Bonus. Each of the co-chief executive officers is eligible to receive an annual cash bonus based on the consolidated net income of Guaranty. The annual bonus tends to link a portion of the executive's compensation to the Company's annual results. The Committee believes that the consolidated income of Guaranty, and the effect thereof on the level of dividends paid by the Company and the Company's book value per share, are important determinants over time of the value of the Company's Common Stock. For more than the past ten years, each of the co-chief executive officers has received an annual bonus equal to three percent of the annual consolidated net income of Guaranty. For 1994 and 1995, the maximum amount of such bonus was limited to $160,000 per year per recipient. In 1996, the Committee reduced the bonus formula percentage and eliminated the cap on bonuses payable to the co-chief executive officers, which resulted in an increase of $51,305 in the bonus paid to each of the co-chief executive officers in 1996 as compared with 1995. The bonus formula for each of the co-chief executive officers was changed to 1.5% of the first $13 million of income before taxes of Guaranty and 0.75% of such income in excess of $13 million.

    Stock Options. The Company has in effect its 1995 Stock Option Plan, the purpose of which is to make available to the Committee a form of compensation that will align the interests of executive officers with those of the stockholders over a multi-year term. Executive officers, other than Carloss Morris and Stewart Morris, who were omitted from the plan at their request, are eligible for grants of options at a purchase price not less than the fair market value of the shares on the date of grant. Pursuant to the plan, in 1996 the Committee granted options to Malcolm Morris, Stewart Morris, Jr. and Max Crisp for 10,000, 10,000 and 5,000 shares, respectively. See "--Option Grants and Exercises" elsewhere in the Proxy Statement in which this report is included. The values of such options were taken into account by the Committee in determining the reasonableness of the recipient officer's annual compensation package. After giving effect to stock option grants in 1996, an aggregate of 55,000 shares are available for stock option grants under the plan.

    Insurance. Pursuant to agreements dated December 1, 1993, the Company pays the premiums on individual split-dollar life insurance policies for the co-chief executive officers and their beneficiaries. The Company will recover the full amount of premiums paid from the death benefit upon the death of the insured. See "--Insurance" elsewhere in the Proxy Statement in which this report is included. Except with respect to the co-chief executive officers, such insurance is not considered by the Compensation Committee to be a significant part of the aggregate compensation package afforded by the Company to its executive officers.

    The Company's net earnings increased from $1.11 per share in 1995 to $2.13 per share in 1996, primarily due to lower mortgage interest rates in 1996. The Committee recognizes that the title insurance industry is strongly affected by nationally prevailing interest rates, and the Company's financial results from year to year will depend largely on the level of real estate activity in its primary markets. The Committee subjectively evaluates the performance of the Company's executive officers, including the co-chief executive officers, with respect to their efforts to provide for the long-term financial well being of the Company and to respond to continuing changes in the industry environment. In 1996, the Committee gave particular consideration to the efforts of the co-chief executive officers and other executive officers in further developing the Company's automation programs, increasing the Company's market share in existing markets, entering new markets through acquisitions and pursuing opportunities in international markets.

                                        C. M. Hudspeth         Paul W. Hobby

                                                Dr. W. Arthur Porter

                                        Members of the Compensation Committee

           APPROVAL OF THE 1997 STOCK OPTION PLAN FOR REGION MANAGERS

BACKGROUND

    On September 16, 1996, the Board of Directors of the Company adopted the Stewart Information Services Corporation 1997 Stock Option Plan for Region Managers (the "1997 Plan"). A similar plan had been in effect since 1992. As of December 31, 1996, 27,050 shares were available for options thereunder. The purpose of the 1997 Plan is to provide compensation in the form of ownership of the Company's Common Stock to Region Managers of the Company and its subsidiaries. The 1997 Plan is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ. A copy of the 1997 Plan is attached as Appendix A to this proxy statement.

SUMMARY OF THE 1997 PLAN

    The 1997 Plan is administered by the Compensation Committee, which may from time to time grant stock options (either "incentive" or "non-qualified" stock options) to full-time key employees who are employed at the time of grant as Region Managers (or an equivalent position). At December 31, 1996, 10 employees, none of whom were officers or directors of the Company, were eligible to participate in the 1997 Plan. The 1997 Plan provides that an aggregate of 100,000 shares of Common Stock of the Company shall be subject to the 1997 Plan. The shares subject to the 1997 Plan consist of authorized and unissued shares or previously issued shares reacquired and held by the Company or any subsidiary. Factors to be considered by the Compensation Committee in making grants of stock options under the 1997 Plan are set forth therein. No member of the Committee is eligible to receive stock options under the 1997 Plan. No Stock Options may be granted under the 1997 Plan after January 2, 2002.

    Stock options under the 1997 Plan give the optionee the right to purchase a number of shares of the Company's Common Stock at future dates not more than ten years after the date of grant. The exercise price may be the fair market value of the stock on the date of grant, or such other price as the Committee may determine, but not less than 100% of such market value. On March 21, 1997, the closing sale price of a share of the Company's Common Stock on the New York Stock Exchange Composite Tape was $20-3/8.

    The 1997 Plan permits an optionee to exercise an outstanding option after termination of employment during the three months after such termination. In the event of the death of an optionee while in the employ of the Company and before the date of expiration of the option, the option shall terminate on such date of expiration.

    The Board of Directors is authorized to amend or terminate the 1997 Plan. Options shall not be transferable by the optionee except by will or under the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Incentive Stock Options. The grant of incentive stock options does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the optionee if the incentive stock option is exercised by the optionee during his employment with the Company or a subsidiary, or within a specified period after termination of employment. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an optionee's alternative minimum tax. An optionee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize a long-term capital gain or loss on the sale.

    An optionee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the optionee, short or long term, depending on the optionee's holding period for the shares. If the shares are sold for less than the option price, the optionee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

    The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an optionee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee.

    Non-Qualified Stock Options. The grant of non-qualified stock options under the 1997 Plan will not result in the recognition of any taxable income by the optionee. An optionee will recognize ordinary income on the date of exercise of the non-qualified stock option equal to the difference between the fair market value of the shares acquired on such date and the exercise price. The tax basis of the shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the non-qualified stock option is subject to federal and state income and employment tax withholding.

    Generally, the Company will be entitled to a deduction in the amount reportable as income by the optionee on the exercise of a non-qualified stock option.

APPROVAL BY STOCKHOLDERS

    The grant of incentive stock options under the 1997 Plan is subject to approval of the 1997 Plan by the stockholders of the Company. Approval of the 1997 Plan will require the affirmative vote of a majority of the total votes cast on such proposal, with holders of Common Stock and Class B Common Stock voting together as a single class. On the Record Date, an aggregate of 6,804,343 shares of Common Stock and Class B Common Stock were outstanding and entitled to vote on the proposal to approve the 1997 Plan. If the 1997 Plan is not approved by the stockholders of the Company, the Compensation Committee may nevertheless grant non-qualified stock options thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

    KPMG Peat Marwick LLP has been selected by the Company as its principal independent auditors for the Company's fiscal year ending December 31, 1997, and served in such capacity for the Company's fiscal year ended December 31, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

    During 1996, the Company and its subsidiaries paid a total of $248,704 to the law firm of Morris, Lendais, Hollrath & Snowden, P.C., of which Carloss Morris and Malcolm S. Morris are shareholders. In connection with real estate transactions processed by Title, such firm receives legal fees from its clients who are also customers of Title and who select such firm as their counsel. During 1996, the Company and its subsidiaries also paid legal fees to a law firm to which C. M. Hudspeth is of counsel (see "Executive Compensation--Compensation Committee--Compensation Committee Interlocks and Insider Participation" at page 10).

    During 1996, Marietta Maxfield, a daughter of Carloss Morris, was a full time attorney for Guaranty and was paid $91,029 for services rendered in such capacity.

               PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

    Any proposals of holders of Common Stock or Class B Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1998 must be received by the Company at its principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, no later than November 21, 1997, in order to be included in the proxy statement and form of proxy relating to that meeting. Pursuant to the Company's By-Laws, nominations of persons for election by the holders of Common Stock to the Board of Directors of the Company at the annual meeting of stockholders of the Company to be held in 1998 must be received by the Company no later than February 15, 1998.

                                 OTHER MATTERS

    The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

    The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company has retained Georgeson & Co., a proxy solicitation firm, to assist it in soliciting proxies for the proposals described in this proxy statement. The Company has agreed to pay Georgeson & Co. a fee for such services, which is not expected to exceed $5,500, plus expenses. In addition to solicitation by use of the mails, certain officers or employees of the Company, and of Georgeson & Co., may solicit the return of proxies by telephone, telegram or personal interview.

                                             By Order of the Board of Directors,

                                             Max Crisp

                                             Secretary


March 26, 1997

                                                                      APPENDIX A

                   STEWART INFORMATION SERVICES  CORPORATION
                             1997 STOCK OPTION PLAN
                              FOR REGION MANAGERS


    1. Purpose. The purpose of the Stewart Information Services Corporation 1997 Stock Option Plan for Region Managers (the "Plan") is to provide compensation in the form of ownership of the common stock, $1.00 par value ("Common Stock"), of Stewart Information Services Corporation, a Delaware corporation (the "Company"), to Region Managers of the Company and its subsidiaries, and is intended to advance the best interest of the Company by providing certain persons having substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in its employ.

    2. Eligibility. The individuals who shall be eligible to participate in the Plan shall be those full-time key employees, including officers and directors, if they are employed at the time of grant as a Region Manager (or an equivalent position) of the Company, or of any parent or subsidiary corporation, as the Committee shall determine during the term of this Plan. As used herein, "Region Manager" includes any such employee determined by the Compensation Committee to have a position equivalent to a Region Manager. No individual shall be eligible to receive an Option under the Plan while that individual is a member of the Committee.

    No person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive an Option that is an incentive stock option unless, at the time that the Option is granted, (i) the option price is at least 110% of the fair market value of the Common Stock at such time and (ii) the Option by its own terms is not exercisable after the expiration of five years from the date the Option is granted.

    A person will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

    3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or as to options granted under it, shall be subject to the determination of a majority of the Committee. The Committee in exercising any power or authority granted under this Plan or in making any determination under this Plan shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties. The Committee's decision shall never be subject to de novo review. When appropriate the Plan shall be administered to qualify certain of the Options granted under it as "incentive stock options" described in Section 422 of the Internal Revenue Code of 1986, as amended.

    4. Stock Reserved for the Plan. The shares subject to the Plan shall consist of unissued shares of the Common Stock or previously issued shares reacquired and held by the Company or its subsidiaries. The total amount of the Common Stock with respect to which options may granted under the Plan
("Options") shall not exceed 100,000 shares in aggregate.   The class and
aggregate number of shares that may be subject to Options shall be subject to adjustment under Section 17. This number of shares shall be and is hereby reserved for issuance pursuant to this Plan. Any of such shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any Option expire or be canceled before its exercise in full, the shares theretofore subject to such option may again be made subject to an Option.

    5. Grant of Options. The Committee may grant the following options any time during the term of this Plan to any Region Manager Company that it chooses:

                 (a) "Incentive" Stock Options. The Committee may grant to a Region Manager an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 (b) "Non-incentive" Stock Options. The Committee may grant to a Region Manager an Option, or Options, to buy a stated number of shares of Common Stock under the terms and conditions of the Plan, which Option or Options would not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 Each option granted shall be approved by the Committee. Subject only to any applicable limitations set forth in this Plan, the number of shares of Common Stock to be covered by an Option shall be as determined by the Committee.

                 6. Factors to be Considered. In determining the number of shares subject to an Option granted in any given year to a particular Region Manager, the Committee shall consider whether:

                 (i) pretax profits in the Region Manager's territory have increased over the prior year as reported on the Region Manager's profit center statement;

                 (ii) Cash to Houston for the Region Manager's territory has increased over the prior year;

                 (iii) the percentage of claim dollars to revenues in the Region Manager's territory as reported on Schedule XL has decreased over the prior year;

                 (iv) delinquencies to STC - Houston have decreased or maintained at zero level from the prior year;

                 (v) market share has increased in the Region Manager's territory over the prior year;

                 (vi) the Region Manager has made efforts to expand territory through expansion of markets and/or sale of new products;

                 (vii) the Region Manager's territory complies with company policy relating to agency visits, audits, automation, training, benefit participation; and

                 (viii) the Region Manager incorporates the Company's goals and strategies into the goals for his territory.

                 The Committee shall evaluate the relative importance of these factors, and the Region Manager's standing among the recipient group as reported on the Region Performance Summary Report, in its sole and absolute discretion and shall have full power and authority to determine according to the above criteria the amount of shares subject to any Option.

                 7. Stock Appreciation Rights. Stock appreciation rights ("Stock Appreciation Rights") may be included in each Option granted under the Plan to allow the holder of an Option (an "Optionee") to surrender that Option (or a portion of the part that is then exercisable) and receive in exchange, upon a written request from the Optionee describing the special circumstances that exist which create the need to use such Stock Appreciation Rights and subject to any other conditions and limitations set by the Committee, an amount equal to the excess of the fair market value of the Common Stock covered by the Option (or the portion of it surrendered), determined as of the date of surrender, over the aggregate option price of the Common Stock. The payment will be made in shares of Common Stock valued at fair market value. Stock Appreciation Rights may be exercised only when the fair market value of the Common Stock covered by the Option surrendered exceeds the option price of the Common Stock.

                 Upon the surrender of an Option, or a portion of it, for Stock Appreciation Rights, the shares represented by the Option (or that part of it surrendered) shall not be available for reissuance under the Plan.

                 Each of the Stock Appreciation Rights (a) will expire not later than the expiration of the underlying Option, (b) may be for no more than 100% of the difference between the exercise price of the underlying Option and the fair market value of a share of the Common Stock at the time the Stock Appreciation Right is exercised, and (c) may be exercised only when the underlying Option is eligible to be exercised.

                 8. Option Price. The price at which shares of Common Stock may be purchased pursuant to an Option that is an incentive stock option shall be not less than the fair market value of the shares of Common Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares may be purchased shall be more than the minimum price required. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the option price at which shares may be purchased under an Option that is an incentive stock option shall be not less than 110% of the fair market value of the Common Stock on the date the Option is granted.

                 9. Duration of Options. No Option that is an incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period. If an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, no Option that is an incentive stock option shall be exercisable after the expiration of five years from the date the Option is granted. No Option that is a non-incentive stock option shall be exercisable after the expiration of 10 years from the date the Option is granted. The Committee in its discretion may provide that the Option shall be exercisable throughout the 10-year period or during any lesser period commencing on or after the date of grant of the Option and ending upon or before the expiration of the 10-year period.

                 10. Maximum Value of Stock Subject to Options That are Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee in any calendar year (under this Plan and any other incentive stock option plan(s) of the Company and any parent and subsidiary corporation) exceeds $100,000, the Options shall be treated as non-incentive stock options. In making this determination, Options shall be taken into account in the order in which they were granted.

                 11. Exercise of Options. An Optionee may exercise such Optionee's Option by delivering to the Company a written notice stating (i) that such Optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Common Stock with respect to which the Option is to be exercised and (iii) the address to which the certificate representing such shares of Common Stock should be mailed. To be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of Common Stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier's check drawn on a national banking association and payable to the order of the Company in United States dollars.

                 12. Transferability of Options. Options and Stock Appreciation Rights shall not be transferable by the Optionee except by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

                 13. Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided herein, all Options (whether incentive or non-incentive) shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the Optionee, whether with or without cause, for any reason other than the death of the Optionee, including retirement or disability, during which period the Optionee shall be entitled to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Committee at the time thereof.

                 In the event of the death of the holder of any Option (whether incentive or non-incentive) while in the employ of the Company and before the date of expiration of such Option, such Option shall continue in effect until the date of expiration of the Option. After the death of the Optionee, his executors, administrators or any person or person to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, any time before the termination of an Option, to exercise the Option in respect to the number of shares that the Optionee would have been entitled to exercise if he had exercised the Option on the date of his death while in employment.

                 Notwithstanding the foregoing provisions of this Section 13, in the case of an Option that is a non-incentive stock option, the Committee may provide for a different option termination date in the option agreement with respect to such Option. For purposes of incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by the Company, by any parent or subsidiary corporation, by a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended, applies, or by a parent or subsidiary corporation of such corporation issuing or assuming an option. For this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations in Section 2 and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Internal Revenue Code of 1986, as amended. For purposes of non-incentive stock options issued under this Plan, an employment relationship between the Company and the Optionee will exist under the circumstances described above for incentive stock options and will also exist if the Optionee is transferred to an affiliate corporation approved by the Committee.

                 14. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if issuing the shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law of the United states or of any other country or governmental subdivision, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject to an Option, that Option shall not be exercised in whole or in part unless the listing, registration, qualification, consent, approval or representations shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for those shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

                 "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for a sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered by this Plan under the Securities Act of 1933 (as now in effect or as later amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing those shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares under the Option to comply with any law or regulation or any governmental authority.

                 15. No Rights as Stockholder. No Optionee shall have rights as a stockholder with respect to shares covered by his Option until the date a stock certificate is issued for the shares. Except as provided in Section 15, no adjustment for dividends, or other matters shall be made if the record date is before the date the certificate is issued.

                 16. Employment Obligation. The granting of any Option shall not impose upon the Company any obligation to employ or continue to employ any Optionee. The right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected because an Option has been granted to him.

                 17. Adjustments. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in a way that entitles an Optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately before the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend on, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each Optionee upon successive subdivisions, consolidations, capital adjustment, dividends or reclassifications of the character described above.

                 If the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company or any subsidiary of the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders for its shares of Common Stock the right to acquire shares of Common Stock for less than the Current Market Price (a "Purchase Right") then, in the case of a Put Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of stockholders entitled to receive such Put Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding minus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Put Rights are exercised; and, in the case of a Purchase Right, the Option Price shall be adjusted by multiplying the Option Price in effect immediately before the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common Stock that could be purchased at the Current Market Price for the aggregate amount that would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock that would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the option shall be increased by multiplying the number of shares then subject to the Option by a fraction that is the inverse of the fraction used to adjust the Option Price. Notwithstanding the foregoing, if any such Put Rights or Purchase Rights shall terminate without being exercised, the Option Price and number of shares subject to Option shall be appropriately readjusted to reflect the Option Price and number of shares subject to the Option that would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made upon successive transactions of the character described above.

                 After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company shall be the surviving corporation, each Optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such Optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each Optionee, at no additional cost shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each Optionee upon successive mergers or consolidations of the character described above.

                 After a merger of the Company into one or more corporations, after a consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each Optionee shall, at no additional cost, be entitled at the option of the surviving corporation (i) to have his then existing Option assumed or have a new option substituted for the existing Option by the surviving corporation to the transaction that is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares, provided that the shares subject to the new option must be traded on the New York or American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotation System, or (ii) to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such Optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

                 If a corporate transaction described in Section 424(a) of the code that involves the Company is to take place and there is to be no surviving corporation while an Option remains in whole or in part unexercised, it shall be canceled by the Board of Directors as of the effective date of any such corporate transaction but before that date each Optionee shall be provided with a notice of such cancellation and each Optionee shall have the right to exercise such Option in full to the extent it is then still unexercised during a 30-day period preceding the effective date of such corporate transaction.

                 For purposes of this Section 15, Current Market Price per share of Common Stock shall mean the last reported price for the Common Stock in the New York Stock Exchange--Composite Transaction listing on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

                 Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

                 18. Amendment or Termination of Plan. The Board of Directors may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee under any Option theretofore granted without his consent. The Board shall have the power to make all changes in the Plan and in the regulations and administrative provisions under the Plan or in any outstanding Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Option granted pursuant to the Plan to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations that may be issued under that Section as in existence from time to time.

                 19. Written Agreement. Each Option granted under this Plan shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the Optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Each option agreement shall contain any other provisions that the Committee in its discretion shall deem advisable.

                 20. Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved because of his being or having been a member of the Committee, whether he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract or otherwise. Nothing in this Section 18 shall be construed to limit or otherwise affect any right to indemnification or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

                 21. Effectiveness and Expiration of the Plan. The Plan shall be effective January 1, 1997. The Plan shall expire five years and one day after the effective date of the Plan, and thereafter no option shall be granted pursuant to the Plan.

PROXY                                                                      PROXY

                    STEWART INFORMATION SERVICES CORPORATION

        THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 25, 1997

    The undersigned appoints Ken Anderson, Jr. and Tannie L. Pizzitola, Jr., and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held April 25, 1997, or at any adjournment thereof.

   Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal No. 2.

    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                          [reverse side of proxy card]

                    STEWART INFORMATION SERVICES CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  ///

1.  Election of Directors--                            / /
    Nita B. Hanks, Dr. E. Douglas Hodo, Paul W. Hobby,
    Max Crisp, C.M. Hudspeth


    --------------------------------------------------
    (Except nominee(s) written above)

2.  Approval of the Company's 1997 Stock Option Plan   / /
    for Region Managers

                                                                             The undersigned acknowledges receipt of the
                                                                             Notice of Annual Meeting of Stockholders and
                                                                             of the Proxy Statement.

                                                                                            Dated _________________, 1997

                                                                             Signature(s)
                                                                                         --------------------------------
                                                                             Please sign exactly as your name appears.
                                                                             Joint owners should each sign personally.
                                                                             Where applicable, indicate your official
                                                                             position or representation